As filed with the Securities and Exchange Commission on February 14, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
UnitedHealth Group Incorporated
(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
________________________
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Marianne D. Short
Executive Vice President and Chief Legal Officer
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copy to:

Richard J. Parrino Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600
________________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per unit(1)(3)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(1)(2)
Debt securities
Preferred stock, par value $0.001 per share
Common stock, par value $0.01 per share
Warrants(4)
Guarantees
Total

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company is deferring payment of all of the registration fee.

(3)
This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)	The warrants covered by this registration statement may be warrants for debt securities, preferred stock or common stock.

PROSPECTUS

UNITEDHEALTH GROUP INCORPORATED
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300

________________________
UnitedHealth Group Incorporated
Debt Securities
Preferred Stock
Common Stock
Warrants to Purchase Securities
Guarantees
________________________
UnitedHealth Group Incorporated from time to time may offer:
•debt securities;
•shares of our preferred stock, $0.001 par value per share;
•shares of our common stock, $0.01 par value per share;
•warrants to purchase debt securities, preferred stock or common stock that may be sold under this prospectus; and
•guarantees.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”
We may sell the securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis, or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers or agents, if any, that we retain. We reserve the sole right to accept and, together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The prospectus supplement also will include the purchase price of any securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation.
________________________
You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 14, 2014

Prospectus

________________________
We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus and any accompanying prospectus supplement constitute an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
In this prospectus, unless otherwise specified, the terms “UnitedHealth Group,” “the Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”
The registration statement that contains this prospectus (including the exhibits filed with and incorporated by reference into the registration statement) contains additional information about UnitedHealth Group and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC public reference room referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov, and at the offices of the New York Stock Exchange, or NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”);

•
The portions of the Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders filed with the SEC on April 24, 2013 incorporated by reference into the Annual Report on Form 10‑K for the year ended December 31, 2012; and

•
The description of our common stock contained in our Registration Statement on Form 8‑A, filed with the SEC on September 23, 1991 (File No. 0‑13253), and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:
UnitedHealth Group Incorporated
9900 Bren Road East
Minnetonka, Minnesota 55343
Attn: Legal Department
(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The statements, estimates, projections, guidance or outlook contained or incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.
The risk factors included in our periodic reports and other information that we file with the SEC, including our 2013 10‑K and each subsequent Annual Report on Form 10-K we file, contain certain cautionary statements regarding our business that potential investors and others should consider. These statements discuss matters which may in part be contained elsewhere in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or that may have been contained in other documents prepared by us. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this prospectus, any applicable prospectus supplement or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP

We are a diversified health and well-being company dedicated to helping people live healthier lives and making the health system work better for everyone.

Through our diversified family of businesses, we leverage core competencies in advanced, enabling technology; health care data, information and intelligence; and clinical care management and coordination to help meet the demands of the health system. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum.

UnitedHealthcare provides health care benefits to a full spectrum of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, as well as students and other individuals, and serves the nation’s active and retired military and their families through the TRICARE program. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare International includes Amil, a health care company providing health and dental benefits and hospital and clinical services to individuals in Brazil, and other diversified global health businesses.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, government, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. These businesses have dedicated units that help improve overall health system performance, including optimizing care quality, reducing costs and improving consumer experience and care provider performance across eight business markets: integrated care delivery, care management, consumer engagement, distribution services, health financial services, operational services and support, health care information technology and pharmacy services.

Through UnitedHealthcare and Optum, in 2013, we managed over $160 billion in aggregate health care spending on behalf of the constituents and consumers we served. Our revenues are derived from premiums on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. Our two business platforms have four reportable segments:

•	UnitedHealthcare, which includes UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement, UnitedHealthcare Community & State and UnitedHealthcare International;

•	OptumHealth;

•	OptumInsight; and

•	OptumRx.
Corporate Information
UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota. The mailing address of our principal executive offices is 9900 Bren Road East, Minnetonka, Minnesota 55343. Our telephone number is (952) 936-1300, and our website is located at www.unitedhealthgroup.com. The information on our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our 2013 10‑K and each subsequent Annual Report on Form 10-K we file and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or into any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” for information about how you can view these documents. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for other general corporate purposes.
If we do not use the net proceeds immediately, we may temporarily invest them in short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the periods indicated is set forth below. The ratio of earnings to fixed charges is computed by dividing total earnings available for fixed charges by the fixed charges. For purposes of computing this ratio, total earnings available for fixed charges consists of earnings before income taxes plus fixed charges and fixed charges consist of interest expense plus the interest factor in rental expense.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	11.6x	12.8x	14.4x	14.0x	10.0x

We had no preference equity securities outstanding in any of the periods presented. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends for each of such periods is identical to our ratio of earnings to fixed charges as indicated above.

DESCRIPTION OF DEBT SECURITIES
In this section, the terms “we,” “our,” “us,” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.
General
We will issue the debt securities under the indenture dated as of February 4, 2008 between us and U.S. Bank National Association, as the trustee. The indenture has been qualified under the Trust Indenture Act of 1939. The indenture has been incorporated by reference as an exhibit to the registration statement.
This section describes the general terms and provisions of the indenture and the debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Because this is only a summary, it does not contain all of the details found in the full text of the indenture and the debt securities. If you would like additional information you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.
The debt securities may be issued from time to time in one or more series. Debt securities issued under the indenture will be issued as part of a series that we will have established pursuant to the indenture. Any series of debt securities may have terms that are different from other series. The indenture does not limit the aggregate principal amount of debt securities which we may issue under the indenture.
We are not obligated to issue all of the debt securities of one or more series at the same time and, unless otherwise provided in the prospectus supplement, we may issue additional debt securities of a series without the consent of the holders of the debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the offering price, and in some cases, the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities. The indenture permits additional debt securities of a series to be issued with original issue discount without the consent of the holders of the debt securities of that series. To the extent the terms of any series of debt securities permit such an issuance, any conditions and material U.S. federal income tax consequences applicable to that issuance will be described in the applicable prospectus supplement.
Unless provided otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.
Debt securities may be issued in the form of one or more global securities, as described below under “—Book-Entry Issuance, Clearing and Settlement.”
There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.
Unless the applicable prospectus supplement states otherwise, we will pay interest on the debt securities to the person listed as the owner of the debt securities in the security register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the indenture.
All moneys deposited with the trustee or a paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any debt securities which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be paid to us on our request, and you may thereafter, as an unsecured general creditor, look only to us for payment thereof.
Ranking
The senior debt securities offered by this prospectus will be general obligations that:

•
rank equally in right of payment with all other unsubordinated indebtedness of UnitedHealth Group (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will be general obligations that:

•
are subordinated in right of payment, to the extent set forth in the supplemental indenture or corporate authorization with respect thereto, to all debt that does not, under the instrument creating or evidencing such debt, provide that such debt is subordinated in right of payment to or pari passu in right of payment with our subordinated debt securities; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.
A substantial portion of our assets are owned through our subsidiaries, many of which have significant liabilities of their own which will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation will be subject to the prior claims of the subsidiary’s creditors.
Terms
A prospectus supplement relating to a series of debt securities being offered will describe specific terms relating to such series. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the legal ranking of the debt securities and the extent, if any, to which the securities will be subordinated in right of payment to our other debt;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•
the interest rate on the debt securities; the date from which interest will accrue; the record and interest payment dates on the debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the currency or currencies in which the principal of and premium, if any, and interest on the debt securities will be payable;

•	the place or places where the principal of and premium, if any, and interest on the debt securities will be payable and the debt securities may be surrendered for registration of transfer or exchange;

•	any applicable redemption provisions that would permit us to elect redemption of the debt securities prior to their final maturity;

•
whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the identity of each security registrar and paying agent, if other than or in addition to the trustee;

•
if the amount of principal of or any premium or interest on the debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

•	the denominations in which the debt securities will be issued;

•
any changes to or additional events of default under the indenture or covenants, and any change in the right of the trustee or the holders to declare the principal of or any premium or interest on the debt securities due and payable;

•	if less than the principal amount, the portion of the principal payable upon acceleration of the debt securities following an event of default;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities;

•

•	whether the provisions described under the heading “Defeasance Provisions” in this prospectus apply to the debt securities;

•	the name and address of the trustee with respect to the debt securities; and

•	any other terms of the debt securities.

Redemption
The prospectus supplement will describe the provisions, if any, for redemption of the debt securities at our option.
Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments. The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.
The indenture provides that we may:

•	deliver outstanding debt securities, with similar terms, of a series (other than any previously called for redemption); and

•
apply as a credit debt securities, with similar terms, of a series which have been redeemed either (i) at our election pursuant to the terms of those debt securities, or (ii) through the application of permitted optional sinking fund payments pursuant to the terms of those debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the debt securities, with similar terms, of the same series.
The indenture provides that, if less than all of the debt securities with similar terms of any series are to be redeemed at any time, selection of the debt securities for redemption will be made by the trustee on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee shall deem fair and appropriate.
Portions of the debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.
Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. If any debt security is to be redeemed in part only, the notice of redemption that relates to the debt security shall state the portion of the principal amount of the debt security to be redeemed. A new debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original debt security, if any, will be issued in the name of the holder of the original debt security upon cancellation of the original debt security.
On and after the redemption date, interest will no longer accrue on the debt securities or any part of the debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.
Conversion and Exchange
Unless otherwise described in the prospectus supplement, the debt securities are not convertible or exchangeable for common stock of UnitedHealth Group.

Certain Covenants
Merger, Consolidation, or Sale of Assets. The indenture provides that we may not merge with another company or sell or lease all or substantially all of our property or assets to another company unless:

•
we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us; and

•	immediately after such transaction, we, or the successor corporation, are/is not in default in the performance of a covenant or condition in the indenture.
Reports. The indenture provides that as long as any debt securities are outstanding, we will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.
Absence of Certain Covenants. The prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, from entering into sale-leaseback transactions, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, making investments, selling or leasing less than substantially all of our assets or granting liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture does not contain provisions permitting the holders of debt securities to require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities in the event of a change of control, takeover, recapitalization or similar restructuring, highly leveraged transaction, or downgrading of our debt ratings.
Events of Default; Remedies
The indenture provides that any of the following constitutes an event of default:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on any debt security of that series when due;

•	failure to deposit any mandatory sinking fund payment when due on debt securities of that series;

•	failure to comply with the provisions described above under the heading “—Certain Covenants-Merger, Consolidation, or Sale of Assets;”

•
failure by us to comply with any of our other agreements in the indenture or the debt securities for 60 days after notice from the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy or insolvency with respect to UnitedHealth Group; and

•	any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default under the indenture occurs on outstanding debt securities of a particular series and continues, the trustee or holders of at least 25% of that series of debt securities may declare the principal amount of all debt securities in that series to be due and payable immediately. Under certain circumstances, holders of a majority of the debt securities in a series may rescind a declaration.

Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to UnitedHealth Group, all principal, premium, if any, and interest on outstanding debt securities will become due and payable without further action or notice.
Except in the case of a default in payment, the trustee may withhold notice if it determines that withholding notice is in the best interest of the holders of the debt securities.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time. The holders must waive the rights in a written notice to both us and the trustee. Holders of a majority of the securities cannot, however, waive the rights of all holders relating to these events if they involve a default in payment obligations or a provision of the indenture that cannot be modified or amended without the consent of each holder of securities of such series affected. Any waivers that are given will not apply to any subsequent default and will not impair any future rights if those types of defaults occur.
Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture. The trustee may take any other action which it deems proper which is not inconsistent with any direction given.
A holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture or for any remedy only if:

•	the holder gives written notice to the trustee of a continuing event of default under the indenture with respect to that series;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of the series make a written request to the trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer and, if requested, provide the trustee reasonable indemnity against any costs, expenses, and liabilities;

•	the trustee, for 60 days after its receipt of notice by the holder, has failed to institute any such proceeding; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding debt securities of the series during the 60-day period.
The indenture also provides that a holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.
We are required to deliver to the trustee an annual certificate, signed by an officer, stating that, to such officer’s knowledge, we are not in default in the performance or observance of the indenture, or, if a default or event of default has occurred, containing a description of any default or event of default.
Certain Provisions Applicable to Trustee
The indenture provides that prior to an event of default under the indenture, the trustee is required to perform only the specific duties stated in the indenture. Upon an event of default under the indenture, the trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the trustee which conforms to the requirements of the indenture, upon the certificates and opinions. However, the trustee is required to examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.
The indenture provides that the trustee may resign at any time or may be removed by the holders of a majority in principal amount of the outstanding debt securities of a series or by us under certain circumstances by notice delivered to the trustee and us. The indenture also provides that the trustee must resign if it ceases to meet certain qualifications set forth in the indenture. In the event of a trustee’s resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding debt securities of the applicable series, may appoint a successor trustee.
Defeasance Provisions
The indenture includes provisions allowing defeasance of the debt securities. Defeasance means that we may discharge our entire indebtedness under an agreement, in this case the indenture, if specific acts are performed. Specifically, the indenture provides that:

•
we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, and to have satisfied all of our other obligations under the debt securities of that series and the indenture as it relates to that series, also known as legal defeasance; and

•
we may omit to comply with certain restrictive covenants under the indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of debt securities under the indenture, also known as covenant defeasance;

provided that the following conditions shall have been satisfied:

•
we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of debt securities on the dates that the payments are due under the indenture and the terms of the debt securities of the series;

•	no event of default or default under the indenture shall have occurred and be continuing on the date of the deposit;

•
we shall have delivered to the trustee an opinion of counsel which states that (i) holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (ii) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

•	the defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
we shall have delivered an officers’ certificate that states that the deposit was not made with the intent of preferring the holders of the debt securities of the series to be defeased over our other creditors; and

•
we shall have delivered an officers’ certificate and an opinion of counsel that states that all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been satisfied.

•

Modification and Amendment of Indenture
Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place of payment or form of currency regarding payment of principal;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction of the stated percentage of holders necessary to modify the indenture; or

•
modifications to any of these requirements, or modifications to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults.

Governing Law
The indenture is governed by and will be construed in accordance with New York law.
Book-Entry Issuance, Clearing and Settlement
Unless otherwise provided in the related prospectus supplement, the securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global note. Except under the limited circumstances described in this prospectus or in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.
Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive securities are issued, all references to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered securities.
Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the securities in its account on DTC’s records. When you actually purchase the securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the securities held by or through them.
You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the securities. We and the trustee will treat DTC or its nominee as the owner of each global security for all purposes.

Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the securities through them.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Direct and indirect DTC participants with which investors have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
DTC has advised us that it will take any action permitted to be taken by a holder of securities under the terms and conditions of the securities (including, without limitation, the presentation of securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant securities are credited, and only in respect of the portion of the aggregate principal amount of the securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.
It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or the Company.
DTC may discontinue providing its services as securities depositary with respect to securities at any time by giving us reasonable notice.
Securities represented by one or more global securities will be exchangeable for definitive securities, that is, certificated securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the securities entitling holders of such securities to accelerate the maturity thereof has occurred and is continuing.
If a global security is exchanged for definitive securities, the trustee will keep the registration books for the securities at its corporate office and follow customary practices and procedures regarding those certificated securities.

DESCRIPTION OF PREFERRED STOCK
Our Third Restated Articles of Incorporation, or Articles, authorize our board of directors to create and provide for the issuance of preferred stock, par value $0.001 per share, without the approval of our shareholders, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Our board of directors is authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.
We are currently authorized to issue up to 10,000,000 shares of preferred stock under our Articles. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.
The transfer agent and registrar for a particular series of preferred stock will be set forth in the applicable prospectus supplement.
The statements above describing the preferred stock are subject to and qualified in all respects by reference to the applicable provisions of our Articles and bylaws and the relevant provisions of Minnesota law. You can view copies of our Articles and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary and is subject to and qualified in all respects by reference to the provisions of our Articles and bylaws and the relevant provisions of Minnesota law. You can view copies of our Articles and bylaws as described under the heading “Where You Can Find More Information.”
We are currently authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, under our Articles. As of January 31, 2014, we had outstanding 989,191,844 shares of our common stock.
Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors, all questions submitted to a vote of our shareholders will be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business. Our shareholders are not entitled to cumulate their votes for the election of directors.
Our common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any preemptive rights to subscribe for any shares of any class or series of our capital stock, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors in its discretion out of funds legally available therefor. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of UnitedHealth Group, the holders of our common stock are entitled to receive on a pro rata basis all assets remaining for distribution to shareholders.
Our Articles and bylaws contain provisions that could have the effect of delaying or deferring a change in control of our company, including provisions that:

•	afford our board of directors broad discretion to create and issue preferred stock from time to time without shareholder approval;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•
establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”
Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the relevant prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.
 Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.
 The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book‑entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES
Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, as well as any additional terms specified in the accompanying prospectus supplement.
A guarantee will provide that we unconditionally guarantee the payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same will become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee will be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. Unless otherwise provided in the accompanying prospectus supplement, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security.
We will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantees will continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of UnitedHealth Group, the issuer of the applicable underlying security or otherwise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The prospectus supplement containing specific information about the terms of the offering of any securities will include a discussion summarizing material U.S. federal income tax considerations relating to an investment in such securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The prospectus supplement will include the names of underwriters, dealers or agents we retain. The prospectus supplement also will include the purchase price of the securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities may be listed.
We may offer these securities to the public through underwriting syndicates managed by managing underwriters or through underwriters without a syndicate. If underwriters are used, the underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless the prospectus supplement states otherwise, all securities will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance concerning the liquidity of the trading market for any securities.
In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with any such offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, UnitedHealth Group or its subsidiaries in the ordinary course of their businesses.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions included in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.
Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange.

LEGAL MATTERS
Unless provided otherwise in the applicable prospectus supplement, opinions regarding the authorization and validity of the securities and certain other legal matters will be provided for us by Richard Mattera, our Senior Deputy General Counsel, and by Hogan Lovells US LLP, Washington, D.C. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Richard Mattera is our full-time employee and participates in various employee stock-based benefit plans.

EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution

Amount
SEC Registration Fee	$	(a)
Accounting Fees and Expenses		(b)
Legal Fees and Expenses		(b)
Trustee’s and Depositary Fees and Expenses		(b)
Printing Fees and Expenses		(b)
Blue Sky Qualification Fees and Expenses		(b)
Rating Agencies’ Fees		(b)
Total	$
 ______________

(a)
Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. The registrant is deferring payment of the registration fee for the securities offered by this prospectus in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b)	Expenses are not presently known and cannot be estimated.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15.    Indemnification of Directors and Officers
Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person: (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.
Article 7 of the registrant’s Third Restated Articles of Incorporation, as amended to date, provides that, to the fullest extent permissible under the Minnesota Business Corporation Act, the registrant’s directors shall not be liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.
Section 9.01 of the registrant’s Fourth Amended and Restated Bylaws provides that the registrant shall indemnify and advance expenses of its officers and directors under such circumstances and to the extent required or permitted by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended.
The registrant maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of the registrant’s directors and officers and covers the registrant for reimbursement of payments to the registrant’s directors and officers in respect of such liabilities and expenses.

Item 16.     Exhibits

Number	Description
1.1	Form of underwriting agreement for debt securities
1.2(*)	Form of underwriting agreement for common stock and/or warrants to purchase common stock
1.3(*)	Form of underwriting agreement for preferred stock and/or warrants to purchase preferred stock
1.4(*)	Form of distribution agreement
4.1
Indenture, dated as of February 4, 2008, between UnitedHealth Group Incorporated and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3, SEC File Number 333-149031, filed on February 4, 2008)

4.2
Third Restated Articles of Incorporation of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Current Report on Form 8-K dated May 29, 2007)

4.3	Fourth Amended and Restated Bylaws of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Current Report on Form 8-K dated October 23, 2009)
4.4(*)	Form of warrant agreement
4.5(*)	Form of guarantee
5.1	Validity opinion of Richard J. Mattera, Senior Deputy General Counsel of UnitedHealth Group Incorporated
5.2	Validity opinion of Hogan Lovells US LLP
12.1	Ratios of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Richard J. Mattera, Senior Deputy General Counsel of UnitedHealth Group Incorporated (included as part of Exhibit 5.1)
23.3	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.2)
24.1	Power of attorney from directors of UnitedHealth Group Incorporated
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture
______________

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.
Item 17.    Undertakings
(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 14, 2014.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Stephen J. Hemsley
Stephen J. Hemsley
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2014.

Signature	Title
/s/ Stephen J. Hemsley
Stephen J. Hemsley	Director, President and Chief Executive Officer (principal executive officer)
/s/ David S. Wichmann
David S. Wichmann	Executive Vice President and Chief Financial Officer and President of UnitedHealth Group Operations (principal financial officer)
/s/ Eric S. Rangen
Eric S. Rangen	Senior Vice President and Chief Accounting Officer (principal accounting officer)
*
William C. Ballard, Jr.	Director
*
Edson Bueno, M.D.	Director
*
Richard T. Burke	Director
*
Robert J. Darretta	Director
*
Michele J. Hooper	Director
*
Rodger A. Lawson	Director
*
Douglas W. Leatherdale	Director
*
Glenn M. Renwick	Director
*
Kenneth I. Shine, M.D.	Director
*
Gail R. Wilensky, Ph.D.	Director
*The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of UnitedHealth Group Incorporated listed above pursuant to the Power of Attorney filed herewith as Exhibit 24.1.

By:	/s/ Marianne D. Short
Marianne D. Short
As Attorney-In-Fact

EXHIBIT INDEX

Number	Description
1.1	Form of underwriting agreement for debt securities
1.2(*)	Form of underwriting agreement for common stock and/or warrants to purchase common stock
1.3(*)	Form of underwriting agreement for preferred stock and/or warrants to purchase preferred stock
1.4(*)	Form of distribution agreement
4.1
Indenture, dated as of February 4, 2008, between UnitedHealth Group Incorporated and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, SEC File Number 333-149031, filed on February 4, 2008)

4.2
Third Restated Articles of Incorporation of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Current Report on Form 8-K dated May 29, 2007)

4.3	Fourth Amended and Restated Bylaws of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Current Report on Form 8-K dated October 23, 2009)
4.4(*)	Form of warrant agreement
4.5(*)	Form of guarantee
5.1	Validity opinion of Richard J. Mattera, Senior Deputy General Counsel of UnitedHealth Group Incorporated
5.2	Validity opinion of Hogan Lovells US LLP
12.1	Ratios of earnings to fixed charges and of earnings to fixed charges preferred stock dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Richard J. Mattera, Senior Deputy General Counsel of UnitedHealth Group Incorporated (included as part of Exhibit 5.1)
23.3	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.2)
24.1	Power of attorney from directors of UnitedHealth Group Incorporated
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture
 ______________

(*)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.